File No. 333-_____________

     As filed with the Securities and Exchange Commission on June 27, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      XIONICS DOCUMENT TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

      Delaware                                           04-3186685
      (State or other jurisdiction                      (I.R.S. Employer
      or incorporation or organization)                 Indemnification No.)

      70 Blanchard Road,       Burlington, MA                  01803
      (Address of Principal Executive Offices)                (Zip Code)

     Xionics Document Technologies, Inc. 1996 Employee Stock Purchase Plan
                            (Full title of the plan)

                             Carolyn E. Ramm, Esq.
                      Xionics Document Technologies, Inc.
                               70 Blanchard Road
                              Burlington, MA 01803

                    (Name and address of agent for service)

                                 (617) 229-7000
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                  Proposed     Proposed
Title of                          maximum      maximum
securities          Amount        offering     aggregate     Amount of
to be               to be         price        offering      registration
registered          registered    per share*   price*        fee

Common Stock,       200,000       $13.875      $7,775,000    $900
$0.01 par value
per share

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the offering of 200,000 shares at a purchase price of $ per share, which purchase price is the average of the high ($) and low ($) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 26, 1997.


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                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1996 Employee Stock Purchase Plan of Xionics Document Technologies, Inc. pursuant to Rule 428(b)(1).


                                    PART II


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

     The following documents filed by Xionics Document Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's prospectus, dated September 26, 1996, as filed with the SEC on September 26, 1996, pursuant to Rule 424(b) of the Securities Act of 1933, as amended; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on September 11, 1996, under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.            Description of Securities

     A description of the Registrant's Common Stock to be offered is not provided in this registration statement because such class of the Registrant's securities is registered under Section 12 of the Exchange Act.


Item 5.            Interests of Named Experts or Counsel

     Neither the Registrant's independent auditors, Arthur Anderson LLP, nor the Registrant's counsel, Bingham, Dana & Gould LLP, nor any individual employed by or associated with such firm or individual in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.


Item 6.            Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


Item 7.            Exemption from Registration Claimed

      Not applicable.


Item 8.            Exhibits

     The following exhibits are part of this Registration Statement:

     4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4613), filed on June 7, 1996.)

     4.2 Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4613), filed on June 7, 1996.)

     4.3 Xionics Document Technologies, Inc. 1996 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4613), filed on May 28, 1996.)

     5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

     23.1      Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

     23.2      Consent of Arthur Andersen LLP.

     24 Power of Attorney (included on the signature pages of the Registration Statement).


Item 9.            Undertakings

     The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 27th day of June 1997.

                             XIONICS DOCUMENT TECHNOLOGIES, INC.


                             By:
                               Gerard T. Feeney
                               Vice, President, Chief Financial
                               Officer and Treasurer

                        POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below hereby appoints Gerard T. Feeney, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                     Date


/s/Robert E. Gilkes            Robert E. Gilkes          June 27, 1997
                               Chief Executive Officer,
                               and Director (Principal
                               Executive Officer)


/s/Richard A. D'Amore          Director                  June 27, 1997
Richard A. D'Amore


/s/Ronald D. Fisher            Director                  June 27, 1997
Ronald D. Fisher


/s/David R. Skok               Director                  June 27, 1997
David R. Skok


/s/Paul R. Low                 Director                  June 27, 1997
Paul R. Low


/s/Thomas A. St. Germain       Director                  June 27, 1997
Thomas A. St. Germain


/s/Gerard T. Feeney            Vice President-Finance,   June 27, 1997
Gerard T. Feeney               Chief Financial Officer,
                               Treasurer (principal
                               financial and accounting
                               officer)

                                 Exhibit Index


Exhibit No.         Description of Documents         Page No.


    4.1     Amended  and  Restated   Certificate  of   ---
            Incorporation    of   the    Registrant.
            (Incorporated  by  reference  to Exhibit
            3.1 to Pre-Effective  Amendment No. 1 to
            the Registrant's  Registration Statement
            on   Form    S-1    (Registration    No.
            333-4613), filed on June 7, 1996.)

    4.2     Amended  and  Restated  By-Laws  of  the   ---
            Registrant.  (Incorporated  by reference
            to   Exhibit   3.2   to    Pre-Effective
            Amendment  No.  1  to  the  Registrant's
            Registration   Statement   on  Form  S-1
            (Registration  No.  333-4613),  filed on
            June 7, 1996.)

    4.3     Xionics  Document   Technologies,   Inc.   ---
            1996   Employee   Stock   Purchase  Plan
            (Incorporated  by  reference  to Exhibit
            10.5  to the  Registrant's  Registration
            Statement  on  Form  S-1  (Regisgtration
            No. 333-4163), filed on May 28, 1996.)

    5       Opinion and  Consent of Bingham,  Dana &
            Gould LLP as to the legality of the securities being registered.


    23.1    Consent   of   Bingham,   Dana  &  Gould   ---
            (included in Exhibit 5).

    23.2     Consent of Arthur Andersen LLP.

    24      Power  of  Attorney   (included  on  the   ---
            signature  pages  of  the   Registration
            Statement).

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  EXHIBIT 23.2


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                    ARTHUR ANDERSEN LLP



Boston, Massachusetts
June 27, 1997